Vcorp SERVICES

March 02, 2009

Jeffrey G. Klein, Attorney at Law
2600 N. Military Trail, Suite 270
Boca Raton Florida 33431
Attention: Jeffrey Klein Esq.

Re: **The Source Vitamin Company, Inc.**

Dear Jeffrey,

This letter is to confirm that the above-referenced entity is currently an active Corporation as of February 26, 2009 and may be used for any lawful act or activity for which a corporation may be organized under the Business Corporation Law.

Enclosed please find a filed copy of the documents for your records.

Thank you for choosing VCorp Services for all your corporate filing and Registered Agent needs.

Very truly yours,

*Mimi Sanik*

Mimi Sanik
Incorporation Specialist

Email: mimi@vcorpservices.com

20 Robert Pitt Drive, Suite 214 Monsey, New York 10952
t | 845 425 0077 f | 845 818 3588

vcorpservices.com

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:10 AM 02/26/2009
FILED 11:10 AM 02/26/2009
SRV 090202840 - 4659880 FILE

# CERTIFICATE OF INCORPORATION

# OF

# The Source Vitamin Company, Inc.

The undersigned, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

FIRST: The name of the corporation is The Source Vitamin Company, Inc. (hereinafter called the "Corporation").

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 1811 Silverside Road, Wilmington, Delaware 19810, in the County of New Castle; and the name of the registered agent of the corporation in the State of Delaware at such address is Vcorp Services, LLC.

THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation are as follows:

> To conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 26,000,000, which shall consist of (i) 25,000,000 shares of common stock, \$.001 par value per share (the "Common Stock"), and (ii) 1,000,000 shares of preferred stock, \$.001 par value per share (the "Preferred Stock").

The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

(i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such

series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

(ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Common or Preferred Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

(iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

(viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences, if any, as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall be entitled to receive a preferred distribution and have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

FIFTH: The name and the mailing address of the incorporator are as follows:

| NAME | MAILING ADDRESS |
|---|---|
| Mimi Sanik | 20 Robert Pitt Drive, Suite 214<br>Monsey, New York 10952 |

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

SEVENTH: The Corporation shall have perpetual existence.

EIGHTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

NINTH: The corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed and acknowledged this Certificate of Incorporation.

Date: February 26, 2009

*/s/ Mimi Sanik*
Mimi Sanik
Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:46 PM 06/17/2009
FILED 02:44 PM 06/17/2009
SRV 090625450 - 4659880 FILE

# CERTIFICATE OF AMENDMENT
# TO THE
# CERTIFICATE OF INCORPORATION OF
# OF
# THE SOURCE VITAMIN COMPANY, INC.

The undersigned, being the chief executive officer of, THE SOURCE VITAMIN COMPANY, INC. (the "Company") and being duly authorized by a resolution of the Company's Board of Directors and approved by the written consent of the holders of 100% of the Company's outstanding shares of common stock on June 8, 2009, said consent being sufficient for approval hereby certifies that:

**FIRST:** Article IV of the Articles of Incorporation is hereby amended to read as follows:

**4.1 Authorized Shares:**

The total number of shares of stock that the Corporation has the authority to issue is 50,000,000, which shall consist of (i) 40,000,000 shares of common stock $.001 par value per share ( the "Common Stock") and (ii) and 10,000,000 shares of preferred shares, $.001 par value (the "Preferred Shares").

**4.2 Preferred Shares:**

The Preferred Shares may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolutions or resolutions providing for the issue of such series prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Shares shall include, but not be limited to, the determination or fixing of the following:

(i)The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board:

(ii)The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Common or Preferred Shares or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative:

(iii)The conditions upon which the shares of such series shall be subject to redemption by the Company and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv)Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v)Whether or not the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provisions is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vi)Whether or not the shares or the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii)The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the happening the distribution of assets of the Corporation; and

(viii)Any other powers preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable as shall not be inconsistent with the provisions of the Certificate of Incorporation.

The holders of shares of the Preferred Shares of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences, if any, as provided in the resolution or resolutions creating such series of Preferred Shares, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of preferred shares shall be entitled to receive a preferred distribution and have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

**4.3 Series A Preferred Shares.**

**Conversion Ratio:** The Series A Preferred Shares shall be convertible at any time into shares of common stock on a 1:1 basis, one share of share of Series A Preferred Shares into one Share of Common Stock.

**Voting Rights:** Each share of Series A Preferred Shares shall entitle the holder thereof to one vote on all matters submitted to a vote of the holders of the Common Stock.

**Consolidation, Merger, etc.:** In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Shares shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged.

**Dividends:** Each Series A Preferred Share shall entitle the holder thereof to a dividend equal to 3% of the Corporation's net income paid quarterly computed for the applicable period in which the dividend is payable. The quarterly dividend payment shall commence with the fiscal quarter beginning June 30, 2010 and shall be payable on or before the fifteenth day following a quarter end.

Net income shall be computed on a consolidated basis to include any subsidiaries, using generally accepted accounting principles ("GAAP"). For purposes of calculating Net Income in connection with any required dividend, specifically excluded from said calculation shall be; (a) any extraordinary or non recurring gains or losses; (b) gains or losses from the disposition of any assets;(c)restructuring charges (d)any tax refunds, net operating losses or other net tax benefits; or (e) any gains or losses from discontinued operations.

**4.4 Series B Preferred Shares**

**Voting Rights**. The holders of shares of Series B Preferred Stock shall have the following voting rights:

(A) Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of Series B Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Company shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of e outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series B Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Holders of Series B Preferred Shares shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

(C) Except with respect to the voting rights granted to the holders of the Series B Preferred Shares, holders of the Series B Preferred Shares shall have no other right, title or interest in the Company. Holders of the Series B Preferred Shares shall not be entitled to participate with respect to any dividends of any kind or nature authorized with respect to the common stock or other classes of preferred shares. Holders of the Series B shares shall have no rights to participate in any liquidating distribution.

**4.4 Amendment.**

The provisions hereof and the Certificate of Incorporation, as amended, of the Company shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A or Series B Preferred Shares, without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A or Series B Preferred Shares, voting together as a single class.

IN WITNESS WHEREOF, I have executed Certificate of Amendment and do hereby affirm the foregoing, as true under the penalties of perjury this 16th day of June 2009.

The Source Vitamin Company, Inc.

By: ______________________

Name: Theodore Farnsworth

Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:45 PM 08/10/2009
FILED 01:43 PM 08/10/2009
SRV 090766076 - 4659880 FILE

# CERTIFICATE OF AMENDMENT
# TO THE
# CERTIFICATE OF INCORPORATION OF
# OF
# THE SOURCE VITAMIN COMPANY, INC.

The undersigned, being the chief executive officer of, THE SOURCE VITAMIN COMPANY, INC. (the "Company") and being duly authorized by a resolution of the Company's Board of Directors and approved by the written consent of the holders owning a majority of the Company's issued and outstanding shares of common stock on July 30, 2009, said consent being sufficient for approval hereby certifies that:

**FIRST:** Article IV of the Articles of Incorporation is hereby amended to read as follows:

**4.1 Authorized Shares:**

The total number of shares of stock that the Corporation has the authority to issue is 50,000,000, which shall consist of (i) 40,000,000 shares of common stock $.001 par value per share ( the "Common Stock") and (ii) and 10,000,000 shares of preferred shares, $.001 par value (the "Preferred Shares").

**4.2 Preferred Shares:**

The Preferred Shares may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolutions or resolutions providing for the issue of such series prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Shares shall include, but not be limited to, the determination or fixing of the following:

(i)The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board:

(ii)The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Common or Preferred Shares or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

(iii)The conditions upon which the shares of such series shall be subject to redemption by the Company and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv)Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v)Whether or not the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provisions is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vi)Whether or not the shares or the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii)The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the happening the distribution of assets of the Corporation; and

(viii)Any other powers preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable as shall not be inconsistent with the provisions of the Certificate of Incorporation.

The holders of shares of the Preferred Shares of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences, if any, as provided in the resolution or resolutions creating such series of Preferred Shares, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of preferred shares shall be entitled to receive a preferred distribution and have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

**4.3 Series A Preferred Shares.**

**Conversion Ratio:** Each Series A Preferred Share shall at the election of the Stockholder be convertible into shares of common stock on a 1:1 basis, one share of Series A Preferred Stock into one share of Common Stock.

**Voting Rights:** Each share of Series A Preferred Shares shall entitle the holder thereof to one vote on all matters submitted to a vote of the holders of the Common Stock.

**Consolidation, Merger, etc.:** In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Shares shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged.

**Dividends:** The Series A Preferred Shares as a class shall entitle the Series A Preferred Shareholders to receive a dividend equal to 6% of the Corporation's net income paid quarterly computed for the applicable period in which the dividend is payable. If there are multiple holders of the Series A Preferred Shares, each Series A Preferred Shareholder shall receive a pro rata share of the 6% quarterly dividend. The quarterly dividend payment shall commence with the fiscal quarter beginning after June 30, 2010 and shall be payable on or before the fifteenth day following a quarter end.

Net income shall be computed on a consolidated basis to include any subsidiaries, using generally accepted accounting principles ("GAAP"). For purposes of calculating Net Income in connection with any required dividend, specifically excluded from said calculation shall be; (a) any extraordinary or non recurring gains or losses; (b) gains or losses from the disposition of any assets;(c)restructuring charges (d)any tax refunds, net operating losses or other net tax benefits; or (e) any gains or losses from discontinued operations.

**4.4 Series B Preferred Shares**

__Voting Rights__. The holders of shares of Series B Preferred Stock shall have the following voting rights:

(A) Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of Series B Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Company shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series B Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Holders of Series B Preferred Shares shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

(C) Except with respect to the voting rights granted to the holders of the Series B Preferred Shares, holders of the Series B Preferred Shares shall have no other right, title or interest in the Company. Holders of the Series B Preferred Shares shall not be entitled to participate with respect to any dividends of any kind or nature authorized with respect to the common stock or other classes of preferred shares. Holders of the Series B shares shall have no rights to participate in any liquidating distribution.

**4.5 Series C Preferred Shares.**

**The Company is hereby authorized to issue 157,835 shares of Series C Preferred Shares**

**Conversion Ratio:** Each Series C Preferred Share shall at the election of the Stockholder be convertible into shares of common stock on a 1:1 basis, one share of Series C Preferred Stock into one share of Common Stock.

**Voting Rights:** Each share of Series C Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the holders of the Common Stock.

**Consolidation, Merger, etc.:** In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series C Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities,

cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged.

**Dividends:** The Series C Preferred Shares as a class shall receive a dividend equal to 3% of the Corporation's net income paid quarterly computed for the applicable period in which the dividend is payable. If there are multiple holders of the Series C Preferred Shares, each Series C Preferred Shareholder shall receive a pro rata share of the 3% quarterly dividend.

The quarterly dividend payment shall commence with the fiscal quarter beginning after June 30, 2010 and shall be payable on or before the fifteenth day following a quarter end. After July 1, 2012 and provided the Corporation has paid all accrued dividends through the fiscal quarter ended June 30, 2012, the Series C Preferred Stock shall automatically be converted into common stock.

Net income shall be computed on a consolidated basis to include any subsidiaries, using generally accepted accounting principles ("GAAP"). For purposes of calculating Net Income in connection with any required dividend, specifically excluded from said calculation shall be; (a) any extraordinary or non recurring gains or losses; (b) gains or losses from the disposition of any assets;(c) restructuring charges (d) any tax refunds, net operating losses or other net tax benefits; or (e) any gains or losses from discontinued operations.

**4.6 Amendment.**

The provisions hereof and the Certificate of Incorporation, as amended, of the Company shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A, Series B or Series C Preferred Shares, without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A, Series B or Series C Preferred Shares, voting together as a single class.

IN WITNESS WHEREOF, I have executed Certificate of Amendment and do hereby affirm the foregoing, as true under the penalties of perjury this 31st day of July 2009.

The Source Vitamin Company, Inc.

By: ______________________
Name: Theodore Farnsworth
Title: Chief Executive Officer

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:40 PM 11/04/2010
FILED 07:37 PM 11/04/2010
SRV 101060460 - 4659880 FILE

# AMENDMENT TO THE
# CERTIFICATE OF INCORPORATION OF
# OF
# THE SOURCE VITAMIN COMPANY, INC.

The undersigned, being the chief executive officer of, THE SOURCE VITAMIN COMPANY, INC. (the "Company") and being duly authorized by a resolution of the Company's Board of Directors and approved by the written consent of the holders owning a majority of the Company's issued and outstanding shares of common stock on November 3, 2010, said consent being sufficient for approval hereby certifies that:

**FIRST:** Article IV of the Articles of Incorporation is hereby amended to read as follows:

**4.1 Authorized Shares:**

The total number of shares of stock that the Corporation has the authority to issue is 51,000,000, which shall consist of (i) 41,000,000 shares of common stock $.001 par value per share ( the "Common Stock") and (ii) and 10,000,000 shares of preferred shares, $.001 par value (the "Preferred Shares").

**4.2 Preferred Shares:**

The Preferred Shares may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolutions or resolutions providing for the issue of such series prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Shares shall include, but not be limited to, the determination or fixing of the following:

(i)The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board:

(ii)The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Common or Preferred Shares or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

(iii)The conditions upon which the shares of such series shall be subject to redemption by the Company and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

(iv)Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

(v)Whether or not the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provisions is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

(vi)Whether or not the shares or the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(vii)The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the happening the distribution of assets of the Corporation; and

(viii)Any other powers preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable as shall not be inconsistent with the provisions of the Certificate of Incorporation.

The holders of shares of the Preferred Shares of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences, if any, as provided in the resolution or resolutions creating such series of Preferred Shares, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of preferred shares shall be entitled to receive a preferred distribution and have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

**4.3 Series A Preferred Shares.**

**The Company is hereby authorized to issue 533,904 shares of Series A Preferred Shares**

**Conversion Ratio:** Each Series A Preferred Share shall at the election of the Stockholder be convertible into shares of common stock on a 1:1 basis, one share of Series A Preferred Stock into one share of Common Stock.

**Voting Rights:** Each share of Series A Preferred Shares shall entitle the holder thereof to one vote on all matters submitted to a vote of the holders of the Common Stock.

**Consolidation, Merger, etc.:** In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Shares shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged.

**Dividends:** The Series A Preferred Shares as a class shall entitle the Series A Preferred Shareholders to receive a dividend equal to 6% of the Corporation's net income paid quarterly computed for the applicable period in which the dividend is payable. If there are multiple holders of the Series A Preferred Shares, each Series A Preferred Shareholder shall receive a pro rata share of the 6% quarterly dividend. The quarterly dividend payment shall commence with the fiscal quarter beginning after June 30, 2010 and shall be payable on or before the fifteenth day following a quarter end.

Net income shall be computed on a consolidated basis to include any subsidiaries, using generally accepted accounting principles ("GAAP"). For purposes of calculating Net Income in connection with any required dividend, specifically excluded from said calculation shall be; (a) any extraordinary or non recurring gains or losses; (b) gains or losses from the disposition of any assets;(c)restructuring charges (d)any tax refunds, net operating losses or other net tax benefits; or (e) any gains or losses from discontinued operations.

**4.4 Series B Preferred Shares**

**The Company is hereby authorized to issue 500,000 shares of Series B Preferred Shares**

**Voting Rights**. The holders of shares of Series B Preferred Stock shall have the following voting rights:

(A) Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the holders of the Common Stock. The number of votes which a holder of Series B Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple." In the event the Company shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series B Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Holders of Series B Preferred Shares shall have no other special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

(C) Except with respect to the voting rights granted to the holders of the Series B Preferred Shares, holders of the Series B Preferred Shares shall have no other right, title or interest in the Company. Holders of the Series B Preferred Shares shall not be entitled to participate with respect to any dividends of any kind or nature authorized with respect to the common stock or other classes of preferred shares. Holders of the Series B shares shall have no rights to participate in any liquidating distribution.

**4.5 Series C Preferred Shares.**

**The Company is hereby authorized to issue 157,835 shares of Series C Preferred Shares**

**Conversion Ratio:** Each Series C Preferred Share shall at the election of the Stockholder be convertible into shares of common stock on a 1:1 basis, one share of Series C Preferred Stock into one share of Common Stock.

**Voting Rights:** Each share of Series C Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the holders of the Common Stock.

**Consolidation, Merger, etc.**: In case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series C Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged.

**Dividends:** The Series C Preferred Shares as a class shall receive a dividend equal to 3% of the Corporation's net income paid quarterly computed for the applicable period in which the dividend is payable. If there are multiple holders of the Series C Preferred Shares, each Series C Preferred Shareholder shall receive a pro rata share of the 3% quarterly dividend.

The quarterly dividend payment shall commence with the fiscal quarter beginning after June 30, 2010 and shall be payable on or before the fifteenth day following a quarter end. After July 1, 2012 and provided the Corporation has paid all accrued dividends through the fiscal quarter ended June 30, 2012, the Series C Preferred Stock shall automatically be converted into common stock.

Net income shall be computed on a consolidated basis to include any subsidiaries, using generally accepted accounting principles ("GAAP"). For purposes of calculating Net Income in connection with any required dividend, specifically excluded from said calculation shall be; (a) any extraordinary or non recurring gains or losses; (b) gains or losses from the disposition of any assets;(c) restructuring charges (d) any tax refunds, net operating losses or other net tax benefits; or (e) any gains or losses from discontinued operations.

**4.6 Amendment.**

The provisions hereof and the Certificate of Incorporation, as amended, of the Company shall not be amended in any manner which would adversely affect the rights, privileges or powers of the Series A, Series B or Series C Preferred Shares, without, in addition to any other vote of stockholders required by law, the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A, Series B or Series C Preferred Shares, voting together as a single class.

IN WITNESS WHEREOF, I have executed Certificate of Amendment and do hereby affirm the foregoing, as true under the penalties of perjury this 3rd day of November 2010.

The Source Vitamin Company, Inc.

By: ____________________

Name: Theodore Farnsworth

Title: Chief Executive Officer